EXHIBIT 99.1

GEE Group Announces Results for the Fiscal 2021 Second Quarter

Operating Income $637,000; Adjusted EBITDA $2 million;

Significant Post Quarter Reductions in Debt and Interest Costs; New ABL Credit Facility

Jacksonville, FL, May 17, 2021/ Accesswire – GEE Group Inc. (NYSE American: JOB) (“the Company” or “GEE Group”), a provider of professional staffing services and human resource solutions, today announced results for the second quarter ended March 31, 2021.

2021 Second Quarter Highlights and Post Balance Sheet Events

•	Revenues were approximately $34.7 million and up slightly over both the second quarter of fiscal year 2020 and sequentially

•	Income from operations of approximately $637,000 vs. a loss from operations of approximately $(2.4) million for the second quarter of fiscal year 2020

•	Adjusted EBITDA (a non-GAAP financial measure) of approximately $2 million up from approximately $783,000 for the second quarter of fiscal year 2020

•

Gain on extinguishment of debt, including accrued interest, of approximately $279,000 in aggregate, associated with the forgiveness of the Company’s CAREs Act PPP loan obtained for Scribe Solutions, Inc. by the SBA

•	Cash of approximately $14.3 million and GAAP net working capital of approximately $8.7 million at quarter end

•

Common stock equity offering including exercise of over-allotment option completed in April, 2021 with total gross proceeds raised of $57.5 million before underwriters’ discount, commissions and expenses

•

Pro forma financial information from post-March 31, 2021 balance sheet events includes pro forma net debt reduction of approximately $52 million and pro forma net income of $696,000 for the quarter ended March 31, 2021, primarily associated with pro forma interest expense cost savings of approximately $2.4 million and pro forma shareholders’ equity of approximately $74.5 million (see pro forma financial information)

•

New $20 million bank ABL credit facility closed after quarter end with a five (5) year maturity and an annual interest rate based on a “Base Rate”, as defined in the loan agreement, plus an applicable margin; or the London Interbank Offering Rate (“LIBOR” or any successor index rate thereto) plus an applicable margin (determination of the interest rate is subject to certain conditions and minimums; annual interest rate is currently expected to range from approximately 4% to 5.25%)

Discussion of 2021 Second Quarter Results

Revenues for the fiscal 2021 second quarter were approximately $34.7 million, up slightly over both the second quarter of fiscal year 2020 and sequentially over the preceding quarter. Contract staffing services contributed approximately $31.0 million or approximately 89% of revenue and direct placement services contributed approximately $3.7 million or approximately 11% of revenue. This compares to contract staffing services of approximately $30.3 million or approximately 87% of revenue and direct hire placement services of approximately $4.4 million or approximately 13% of revenue respectively for the same quarter of fiscal 2020. The increase in contract staffing services revenue of approximately $800,000, or approximately 3%, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020 was primarily attributable to a recovery and improvement in the professional contract services business from the negative effects of the COVID-19 pandemic.

Beginning in the latter part of March, 2020, COVID resulted in a decline in overall economic activity in the U.S. and a reduction in the demand for GEE’s staffing services at many clients. This was due to company and government-mandated office closures, project postponements, delays in hiring decisions and travel restrictions. The decrease in business activity related to COVID-19 occurred primarily in the Company’s industrial staffing services segment and professional staffing services verticals in finance, accounting and office support. The information technology (“IT”) vertical was the most resilient to the negative impacts attributable to COVID-19 and continues to show increases in both the number of contractors on assignment and direct hire placements. Overall professional contract staffing services has experienced a consistent recovery since the initial decline in late-March 2020 resulting in a revenue increase of approximately $1.2 million for the three-month period ended March 31, 2021, as compared to the three-month period ended March 31, 2020. GEE Group believes this upward trend will continue and that the Company is well positioned to capitalize on the overall economic recovery in the U.S. due to the re-opening of businesses, more widespread COVID-19 vaccinations and swift actions taken by management to adapt GEE’s personnel and business processes to the “new normal” COVID-19 working environment.

Industrial staffing services revenue was approximately $4 million for the March 31, 2021 fiscal second quarter as compared to approximately $4.5 million for the March 31, 2020 fiscal second quarter. The decline in industrial contract services revenue of approximately $500,000 was attributable to slower recovery from COVID-19 due to a workforce shortage being felt across the U.S. widely believed to be the result of continuing and enhanced federal and state unemployment benefits, generous economic stimulus payments, anticipated “refundable” child care tax credits and the continuing closure of many schools resulting in parents staying home to care for their children. As most of the aforementioned government subsidies are scheduled to expire later this year and schools reopen, the Company expects that many recipients of the benefits will rejoin the workforce.

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Direct hire placement revenue for the three months ended March 31, 2021 decreased by approximately $700,000 as compared to the three months ended March 31, 2020. The decrease in direct hire placement revenue was mostly attributable to the continuing negative impact of COVID-19. Direct hire placement services demand has historically been observed to be more sensitive to economic and labor market conditions as compared to the demand for contract staffing services and typically recovers more slowly from an economic downturn. However, the Company has experienced a strong demand in the fiscal 2021 third quarter for its direct hire placement services and believes that a more rapid than normal recovery may be underway.

Revenue from the combined professional contract staffing and professional direct hire placement services, which is comprised of staffing and solutions in the information technology, engineering, healthcare, and finance, accounting and office specialties, was approximately $30.7 million, and represents approximately 88% of total revenue for the fiscal 2021 second quarter. This compares to approximately $30.2 million and 87% of total revenue for the 2020 fiscal second quarter.

Overall gross margin (including direct hire placement services) for the fiscal second quarter ended March 31, 2021 was approximately 31.4% compared to approximately 34.4% for the fiscal second quarter ended March 31, 2020. Combined professional and industrial contract services gross margin (excluding direct hire placement services) was 23.3% for the second quarter ended March 31, 2021 as compared to 24.8% for the second quarter of ended March 31, 2020. The change in the overall gross margin was due in part to lower gross margins in both professional and industrial contract staffing services and, to a greater extent, approximately 17% lower direct hire placement revenue (which is recorded at 100% gross margin) in the fiscal 2021 second quarter as compared to the fiscal 2020 second quarter.

Professional contract staffing services gross margin (excluding direct placement services) for the 2021 fiscal second quarter was approximately 25.5% compared to approximately 26.6% for the 2020 fiscal second quarter. The change in professional contract staffing services gross margin was due to various factors including shifts in the amounts and mix of business within the specialty verticals including increased revenue from the Company’s higher volume lower margin, lower cost project driven business from vendor management system (“VMS”) clients as compared to the prior fiscal year second quarter.

Industrial contract staffing services gross margin for the 2021 fiscal second quarter was approximately 8.8% compared to approximately 14.1% for the 2020 fiscal second quarter. The decrease in industrial contract staffing services gross margin was due to a charge taken in the three-month period ended March 31, 2021, for a decrease in the estimated amounts of return premiums the Company is eligible to receive under the Ohio Bureau of Workers’ Compensation retrospectively-rated insurance program. The industrial services gross margin normalized for the effects of these items were approximately 14.2% and 14.1% for the three months ended March 31, 2021 and March 31, 2020, respectively.

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Selling, general and administrative expenses (SG&A) decreased by approximately $3.6 million and was approximately 26.4% of revenue for the fiscal 2021 second quarter, compared to approximately 36.9% for the fiscal 2020 second quarter. The decrease in SG&A expenses is primarily attributable to the Company’s mitigation efforts to reduce and manage costs to adapt to the COVID-19 impact on its business and position GEE for an anticipated recovery. In addition, an increase of approximately $1.7 million in the allowance for doubtful accounts for a customer who filed for bankruptcy protection was taken in the form of a charge and included in SG&A for the second quarter ended March 31, 2020.

GAAP income from operations was approximately $637,000 for the fiscal 2021 second quarter, compared to a GAAP loss from operations of approximately $(2.4) million for the comparable fiscal 2020 second quarter.

GAAP net loss for the fiscal 2021 second quarter was approximately $(1.7) million, compared to a GAAP net loss of approximately $(5.4) million for the comparable fiscal 2020 second quarter.

Adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expenses, acquisition, integration and restructuring expenses and gain on extinguishment of debt and other gains and losses (adjusted EBITDA, a non-GAAP financial measure) for the fiscal 2021 second quarter was approximately $2 million versus approximately $783,000 for the comparable prior fiscal year second quarter (see non-GAAP adjusted EBITDA reconciliation to GAAP net income (loss) attached to this press release).

Between April 29 and May 7, 2020, GEE Group received approximately $19.8 million in the form of unsecured CAREs Act Payroll Protection Program (PPP) loans. During the fiscal 2021 second quarter, the entire PPP loan balance attributable to Company-subsidiary, Scribe Solutions, Inc., plus accrued interest, in the aggregate amount of approximately $279,000, was forgiven by the U.S. Small Business Administration (SBA) resulting in recognition of a corresponding gain on the extinguishment of debt. The Company is in the process of submitting applications for forgiveness of all of its outstanding balances and accrued interest under its remaining PPP loans.

Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “We are pleased with the Company’s overall performance in the fiscal 2021 second quarter. Our hard-working, dedicated personnel have performed admirably and adapted well to operating in a COVID-19 environment. The current upward trend in business activity and the increased demand for GEE’s staffing services are most encouraging. There is a “new world order” and there are many modifications to the hiring process and the way people work. The Company intends to capitalize on these changes and we believe they will result in the increased use of contingent labor with a further acceptance of alternative work arrangements. The Company continues to focus on organic growth with targeted sales and marketing efforts to obtain new customers in addition to further penetration of existing accounts by cross selling its services. GEE delivers its broad menu of services to new and existing customers from a combination of bricks and mortar and virtual offices. The Company is selectively increasing its revenue-producing headcount in key markets to meet the increasing demand for its services.”

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Mr. Dewan added, “GEE has significantly improved its financial position and liquidity by eliminating high priced debt after the end of the 2021 fiscal second quarter. We expect that the GAAP financial results for subsequent quarters will show major benefits from the payoff of the former high-cost senior debt. With a bolstered balance sheet, the Company is well-positioned to continue its internal growth strategy and also make strategic acquisitions.”

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain financial information including non-GAAP adjusted EBITDA because management uses these supplemental non-GAAP financial measures internally for planning purposes to help evaluate the Company’s performance period over period, to analyze the underlying trends in its business, to establish operational goals and to provide additional measures of operating performance. GEE also uses the non-GAAP financial information to assess the Company’s liquidity position, to help determine its ability to meet debt service, to make capital expenditures and to provide for its working capital needs. In addition, the Company believes that the non-GAAP financial measures presented herein are meaningful to investors and are utilized by them to analyze and monitor the Company’s performance

Non-GAAP adjusted EBITDA as determined by the Company is comprised of net income or net loss before interest, taxes, depreciation and amortization (EBITDA), plus non-cash stock option and stock-based compensation expenses and acquisition, integration and restructuring costs, and excluding gains or losses on extinguishment of debt and other gains and losses. Non-GAAP adjusted EBITDA is not a term defined by GAAP and, as a result, the Company’s measure of non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies.

Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss and income or loss from operations as reported in accordance with GAAP on the Consolidated Statements of Income, cash and cash flows as reported in accordance with GAAP on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s consolidated financial statements prepared in accordance with GAAP included in GEE Group’s Form 10-Q and Form 10-K filed for the respective fiscal periods with the Securities and Exchange Commission (SEC). Reconciliations of GAAP net income or GAAP net loss to non-GAAP adjusted EBITDA for the respective periods presented herein are provided as schedules and are attached hereto as a part of this press release.

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Reconciliation of Non-GAAP Adjusted EBITDA to
GAAP Net Loss
Second Quarter Ended March 31,
(in thousands)

	2021	2020
GAAP net loss	$(1,735)	$(5,428)
Interest expense	2,534	3,065
Income taxes	117	10
Depreciation	77	69
Amortization	1,015	1,398
Non-cash stock compensation	293	356
Acquisition, integration & restructuring	30	1,313
Gain on extinguishment of debt and other gains and losses	(293)	-
Non-GAAP adjusted EBITDA	$2,038	$783

Reconciliation of Non-GAAP Adjusted EBITDA to
GAAP Net Loss
Six Month Periods Ended March 31,
(In thousands)

	2021	2020
GAAP net loss	$(2,050)	$(8,992)
Interest expense	5,220	6,284
Income taxes (benefit)	(277)	181
Depreciation	150	148
Amortization	2,059	2,795
Non-cash stock compensation	604	953
Acquisition, integration & restructuring	193	1,690
Gain on extinguishment of debt and other gains and losses	(315)	-
Non-GAAP adjusted EBITDA	$5,584	$3,059

About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

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Forward-Looking Statements

In addition to historical information, this press release contains statements relating to possible future events and/or the Company's future results (including results of business operations, certain projections, future financial condition, pro forma financial information, and business trends and prospects) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995 and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. The international pandemic, the “Novel Coronavirus” (“COVID”-19), has been detrimental to and continues to negatively impact and disrupt the Company’s business operations. The health outbreak has caused a significant negative effect on the global economy, employment in general including the lack of demand for the Company’s services which is exacerbated by government and client directed “quarantines”, “remote working”, “shut-downs” and “social distancing”. There is no assurance that conditions will not worsen and further negatively impact GEE Group. Certain other factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism, industrial accidents, or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants including the lack of liquidity to support business operations and the inability to refinance debt, failure to obtain necessary financing or the inability to access the capital markets and/or obtain alternative sources of capital; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; (xiii) the adverse impact of geopolitical events, government mandates, natural disasters or health crises, force majeure occurrences , global pandemics such as the deadly “coronavirus” (COVID-19) or other harmful viral or non-viral rapidly spreading diseases and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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GEE GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(In Thousands)

ASSETS	March 31, 2021	September 30, 2020
CURRENT ASSETS:
Cash	$14,258	$14,074
Accounts receivable, less allowances ($473 and $2,072, respectively)	19,014	16,047
Prepaid expenses and other current assets	1,421	1,393
Total current assets	34,693	31,514
Property and equipment, net	851	906
Goodwill	63,443	63,443
Intangible assets, net	16,784	18,843
Right-of-use assets	4,081	4,623
Other long-term assets	386	684
TOTAL ASSETS	$120,238	$120,013

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,715	$2,051
Accrued compensation	5,720	5,506
Current Paycheck Protection Program Loans	8,848	2,243
Current operating lease liabilities	1,600	1,615
Other current liabilities	8,125	6,748
Total current liabilities	26,008	18,163
Deferred taxes	289	430
Paycheck Protection Program loans and accrued interest	10,983	17,779
Revolving credit facility	11,828	11,828
Term loan, net of discount	39,731	37,752
Noncurrent operating lease liabilities	3,246	3,927
Other long-term liabilities	2,221	2,756
Total long-term liabilities	68,298	74,472

Commitments and contingencies

MEZZANINE EQUITY
Preferred stock; no par value; authorized - 20,000 shares -
Preferred series A stock; authorized - 160 shares; issued and outstanding - none	-	-
Preferred series B stock; authorized - 5,950 shares; issued and outstanding - none	-	-
Preferred series C stock; authorized - 3,000 shares; issued and outstanding - none	-	-
Total mezzanine equity	-	-
SHAREHOLDERS' EQUITY
Common stock, no-par value; authorized - 200,000 shares; issued and outstanding - 17,667 shares at March 31, 2021 and September 30, 2020	-	-
Additional paid in capital	58,635	58,031
Accumulated deficit	(32,703)	(30,653)
Total shareholders' equity	25,932	27,378
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$120,238	$120,013

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GEE GROUP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In Thousands)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
NET REVENUES:
Contract staffing services	$31,063	$30,265	$62,311	$63,342
Direct hire placement services	3,655	4,416	7,050	8,895
NET REVENUES	34,718	34,681	69,361	72,237

Cost of contract services	23,810	22,767	45,873	47,729
GROSS PROFIT	10,908	11,914	23,488	24,508
Selling, general and administrative expenses (including noncash stock-based compensation expense of $293 and $356, and $604 and $953 respectively)	9,179	12,800	18,665	24,091
Depreciation expense	77	69	150	148
Amortization of intangible assets	1,015	1,398	2,059	2,795
INCOME (LOSS) FROM OPERATIONS	637	(2,353)	2,614	(2,527)
Gain on extinguishment of debt	279	-	279	-
Interest expense	(2,534)	(3,065)	(5,220)	(6,284)
LOSS BEFORE INCOME TAX PROVISION	(1,618)	(5,418)	(2,327)	(8,811)
Provision for income tax expense (benefit)	117	10	(277)	181
NET LOSS	(1,735)	(5,428)	(2,050)	(8,992)
NET LOSS ATTRIBUTABLE TO COMMON
STOCKHOLDERS	$(1,735)	$(5,428)	$(2,050)	$(8,992)

BASIC AND DILUTED LOSS PER SHARE	$(0.10)	$(0.38)	$(0.12)	$(0.66)
WEIGHTED AVERAGE NUMBER OF SHARES - BASIC AND DILUTED	17,667	14,262	17,667	13,661

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GEE GROUP INC.
CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION (unaudited)
(In Thousands)

Unaudited pro forma net income per share	Three Months Ended March 31, 2021	Six Months Ended March 31, 2021
Pro forma net income (1)	$696	$2,955
Pro forma net income per share:
Basic	$0.01	$0.03
Diluted	$0.01	$0.03
Weighted average number of shares (2):
Basic	113,500	113,500
Diluted	114,950	114,950

	As of March 31, 2021
	Actual	Pro Forma (2)
Unaudited Consolidated Balance Sheet Data:
Cash (3)	$14,258	$11,284
Total current assets (3)	$34,693	$31,719
Total assets (3)	$120,238	$117,264
Total current liabilities (4)	$26,008	$21,030
Total long-term liabilities (5)	$68,298	$21,739
Total liabilities (4) (5)	$94,306	$42,769
Total shareholders’ equity (6)	$25,932	$74,495

__________

(1) The unaudited pro forma net income gives effect to the reduction in interest expense due to the pay-off of all amounts due under the Senior Credit Agreement, offset by the interest expense on assumed borrowings under a new collateralized senior bank asset-based revolving credit facility (net decrease in interest expense is $2,430 and $5,005 for the three and six months ended March 31, 2021, respectively). Amortization of debt discount (loss on extinguishment) of $4,004 is not included in pro forma net income due to not having a continuing effect on the operating results of the Company.

(2) The share amounts used to calculate unaudited pro forma net income per share reflect issuance and sale of 83,333 shares of our common stock in the offering completed on April 19, 2021 and 12,500 shares issued from exercise in full by underwriters 15% over–allotment on April 27, 2021.

(3) Pro forma cash, total current assets and total assets as of March 31, 2021, give effect to the net cash decrease after the transactions described above of ($2,974).

(4) Pro forma current liabilities as of March 31, 2021, give effect to the settlement of the $4,978 in Exit and Restructuring Fees completed May 14, 2021.

(5) Pro forma long-term liabilities as of March 31, 2021, give effect to (i) the pay-off of all amounts due under the Senior Credit Agreement in the aggregate amount of approximately $55,563 using a combination of the net cash proceeds of this offering in the amount of $52,567 and available cash, (ii) write off of debt discount $4,004, and (iii) assumed borrowings under a new collateralized senior bank asset-based revolving credit facility of $5,000.

(6) The pro forma total shareholders’ equity gives effect to (i) the net proceeds of this offering in the aggregate amount of $52,567 described above and (ii) a charge to eliminate unamortized debt costs in the amount of $4,004 as of March 31, 2021.

Contact:

GEE Group Inc.
Kim Thorpe
904.512.7504
invest@genp.com

SOURCE: GEE Group Inc.

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